EXHIBIT 5.1

January 8, 2021	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 www.mayerbrown.com

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

2200 Ferdinand Porsche Drive

Herndon, VA 20171

Re:	Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Registration Statement on Form SF-3 (Registration No. 333-249906)

Ladies and Gentlemen:

We have acted as special counsel to Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. Each series of Notes will be issued pursuant to an Indenture (each, an “Indenture”) between the related Trust and an indenture trustee.

In that regard, we generally are familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of SUBI Sale Agreement, the form of SUBI Transfer Agreement, the form of Transaction SUBI Supplement to Trust Agreement, the form of Transaction SUBI Supplement to Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the respective meanings given to such terms in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

Mayer Brown LLP

January 8, 2021

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust and authenticated by the Indenture Trustee and sold by the Company or by the Trust, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York, the Delaware Statutory Act and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP